Exhibit 99.1

For Immediate Release on Tuesday, May 1, 2012

GASCO ENERGY ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

DENVER — May 1, 2012 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (NYSE Amex: GSX) (“Gasco” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2012.

Q1-12 Financial Results

Oil and gas sales for the first quarter ended March 31, 2012 were $3.2 million, as compared to $4.3 million for the same period in 2011.  The 26% quarter-over-quarter decrease in oil and gas sales is primarily attributed to an 7% decrease in equivalent production, a 32% decrease in the average price received for natural gas sales and announced decrease in sales volumes as a result of the conveyance of properties to Gasco’s Uinta Basin joint venture partner, offset in part by a 54% increase in oil sales and an 18% increase in prices received for oil volumes.

Gasco’s average realized gas price was $2.77 per thousand cubic feet of natural gas (Mcf) for Q1-12, excluding the effect of hedges, compared to $4.06 per Mcf in the prior-year period, also excluding the effect of hedges.  The Company’s risk management activities caused its average realized gas price to increase by approximately $0.34 per Mcf during Q1-12.  Including the impact of hedges, the Company’s average price received for its natural gas production during Q1-12 was approximately $3.12 per Mcf as compared to $4.50 per Mcf in the prior-year period.

The average realized oil price for Q1-12 was $88.26 per barrel, as compared to $74.74 per barrel for the prior-year period.  Gasco does not hedge its crude oil volumes.

For Q1-12, Gasco reported a net loss of $5.1 million, or $0.03 per share, as compared to a net loss in Q1-11 of $1.6 million, or $0.01 per share.  Included in the Q1-12 results are non-cash charges of $0.5 million attributed to derivatives, $4.3 million related to an impairment of the carrying value of oil and gas properties and a non-cash gain of $2.6 million related to the sale of assets in connection with the Uinta Basin joint venture.

Excluding the effect of the above-stated non-cash items, Gasco would have posted a net loss of $2.8 million, or $0.02 per share for Q1-12.  Net loss excluding the effect of non-cash items is a non-GAAP financial measure.  Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses, impairment expense and gain related to sale of assets is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  For further disclosure, please reference the reconciliation to non-GAAP measures at the end of this news release.

Gasco’s total assets at March 31, 2012 were $71.6 million, as compared to $84.7 million at year-end 2011.  Stockholders’ equity at March 31, 2012 was $34.7 million, as compared to $39.7 million at year-end 2011.

The Company had long-term debt of $45 million as of March 31, 2012, consisting of its 5.5% Convertible Senior Notes due 2015.  The Company’s revolving line of credit was repaid in full as of March 28, 2012 and the Company currently has no outstanding borrowings under the facility.  Cash and investments were $8.0 million at March 31, 2012.

Net cash used in operating activities during Q1-12 was $0.5 million, as compared to net cash provided by operating activities of $0.9 million in the comparable 2011 reporting period.  Net cash provided by investing activities during Q1-12 was $15.1 million, as compared to net cash used in investing activities in the prior-year period of $2.7 million.  Net cash provided by investing activities during Q1-12 included $18.0 million in cash proceeds from the sale of certain of the Company’s Uinta Basin assets as part of the previously announced Uinta Basin joint venture.  Net cash used in financing activities was $8.6 million in Q1-12, as compared to net cash provided by financing activities of $0.9 million during the prior-year period.  During Q1-12, Gasco repaid $10.5 million in borrowings under its revolving credit facility as indicated above.

Q1-12 Unit Cost and Expense Comparisons

Total lease operating expense (LOE) for Q1-12 was $1.7 million, as compared to $1.3 million in the prior-year period.  On a per-unit basis, Q1-12’s LOE was $1.90 per thousand cubic feet of natural gas equivalent (Mcfe), as compared to $1.40 per Mcfe in the prior-year period.  The 36% increase in LOE is primarily attributable to an increase in operating expenses ($0.63 per Mcfe higher) partially offset by lower production taxes ($0.13 per Mcfe lower) due to decreased severance taxes during Q1-12.  The increase in LOE is also attributable to a $0.4 million increase in workover expense, which totaled $0.7 million for Q1-12, or $0.79 per Mcfe.

Transportation and processing expense was $0.7 million during Q1-12, or $0.74 per Mcfe, as compared to $0.8 million during the prior-year period, or $0.84 per Mcfe.

Depletion, depreciation and amortization (DD&A) was $0.9 million for Q1-12, as compared to $0.8 million for Q1-11.  On a per-unit basis, DD&A for Q1-12 was $0.95 per Mcfe, as compared to $0.89 per Mcfe in the prior-year period.

The Company reported general and administrative expense (G&A) of $1.4 million for Q1-12, versus $1.1 million in the prior-year period.  On a per-unit basis, total G&A for Q1-12 was $1.58 per Mcfe, as compared to $1.18 per Mcfe for the same period in 2011.  G&A expense for Q1-122 includes $60,000 of non-cash, stock-based compensation expense, or, on a per-unit basis, $0.07 per Mcfe, as compared to the prior-period total of $170,000, or $0.18 per Mcfe.  The increase in G&A expenses is primarily due to legal and consulting expenses associated with the Uinta Basin joint venture transaction.

Interest expense for Q1-12 was $1.7 million, as compared to $1.9 million in the prior-year period.

Gasco Energy
Unit Cost Analysis	Q1-12	Q1-11	% Change
Production in Natural Gas Equivalent (Mcfe)	891,077	958,519	-7%
Average Price Received Gas ($ / Mcf)	$2.77	$4.06	-32%
Average Price Received Oil ($ / Bbl)	88.26	74.74	18%
LOE Components	—	—	—
Direct Operating Expenses ($ / Mcfe)	1.03	0.85	21%
Workover Expense ($ / Mcfe)	0.79	0.34	132%
Production Tax ($ / Mcfe)	0.08	0.21	-62%
Total Lease Operating Expense ($ / Mcfe)	1.90	1.40	36%
Transportation Expense ($ / Mcfe)	0.74	0.84	-12%
DD&A Expense ($ / Mcfe)	0.95	0.89	7%
G&A Expense ($ / Mcfe)	1.58	1.18	34%
Non-cash Stock-based Compensation Expense ($ / Mcfe)	$0.07	$0.18	-61%

Risk Management

The Company’s results of operations and operating cash flows are affected by changes in market prices for oil and natural gas.  To mitigate its exposure to adverse market changes, Gasco has entered into the following derivative instrument:

Gasco 2012 Costless Collar Agreement

Remaining Term	Quantity	Index Price (a)	Call Price Counterparty Buyer	Put Price Gasco Buyer
4/12 — 12/12	2,000 MMBtu per day	NW Rockies	$4.25 / MMBtu	$5.12 / MMBtu

(a)           Northwest Pipeline Rocky Mountains — Inside FERC first of month index price

Teleconference Call

A conference call with investors, analysts and other interested parties is scheduled for 11:00 a.m. EDT on Wednesday, May 2, 2012 to discuss Q1-12 financial and operating results.  You are invited to participate in the call which will be broadcast live over the Internet and via teleconference.

Gasco Energy Q1-12 Financial and Operating Results Conference Call

Date:	Wednesday, May 2, 2012
Time:	11:00 a.m. EDT 10:00 a.m. CDT 9:00 a.m. MDT 8:00 a.m. PDT
Call:	(866) 392-4171 (US/Canada) and (706) 634-6345 (International), Passcode / Conference ID #: 74700891
Webcast/Internet:	Live and rebroadcast over the Internet: http://www.videonewswire.com/event.asp?id=86767
Replay:	Available through Wednesday, May 9, 2012 at (855) 859-2056 (US/Canada) and (404) 537-3406 (International) using passcode #74700891 and for 30 days at http://www.gascoenergy.com

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit http://www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s expectations about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable under the circumstances, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve assumptions which may be inaccurate, and known and unknown risks and uncertainties (some of which are beyond Gasco’s control), that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result.  Some of the key factors that may cause actual results to vary from those Gasco expects include the inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices; competition from other companies with greater resources; environmental and other government regulations, including new or proposed legislation; defects in title to properties; increases in Gasco’s cost of borrowing or inability or unavailability of capital resources or cash flow from operations to fund capital expenditures; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; Gasco’s ability to manage interest rate and commodity price exposure; changes in Gasco’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described in (1) Part I, “Item 1A—Risk Factors,” “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Item 7A—Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on March 28, 2012, and (2) Gasco’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco or on its behalf.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s Filing on Form 10-Q for the quarter ended March 31, 2012 filed with the SEC on May 1, 2012.

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$7,964,180	$1,965,967
Accounts receivable
Joint interest billings	1,215,772	810,482
Revenue	1,034,514	1,483,382
Inventory	1,762,666	1,911,362
Notes receivable	1,692,321	500,000
Derivative instruments	1,062,071	865,358
Prepaid expenses	109,628	152,045
Total	14,841,152	7,688,596

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	255,740,966	268,793,463
Unproved properties	36,987,331	36,938,162
Wells in progress	—	1,938,691
Facilities and equipment	1,542,286	1,502,921
Furniture, fixtures and other	60,592	167,737
Total	294,331,175	309,340,974
Less accumulated depletion, depreciation, amortization and impairment	(239,200,644)	(234,132,806)
Total	55,130,531	75,208,168

NONCURRENT ASSETS
Deposit	539,443	639,500
Deferred financing costs	1,051,259	1,117,972
Total	1,590,702	1,757,472

TOTAL ASSETS	$71,562,385	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	March 31,	December 31,
	2012	2011

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,544,180	$2,649,772
Revenue payable	1,972,882	2,043,240
Advances from joint interest owners	96,733	98,512
Current portion of long-term debt	—	8,544,969
Accrued interest	1,207,617	586,556
Accrued expenses	226,770	355,224
Total	5,048,182	14,278,273

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortizeddiscount of $21,650,999 as of March 31, 2012 and $22,574,687 as of December 31, 2011	23,517,001	22,593,313
Deferred income from sale of assets	2,615,016	2,665,629
Asset retirement obligation	761,592	1,226,796
Derivative instruments	4,955,000	4,235,000
Total	31,848,609	30,720,738

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock - $0.001 par value; 20,000 sharesauthorized; zero shares outstanding	—	—
Series C Convertible Preferred stock - $0.001 par value; 2,000,000 sharesauthorized; 182,065 shares outstanding as of March 31, 2012 and 191,000 shares outstanding as of December 31, 2011	182	191
Common stock - $.0001 par value; 600,000,000 shares authorized;169,573,681 shares issued and 169,499,981 outstanding as of March 31, 2012 and 168,084,515 shares issued and 168,010,815 outstanding as of December 31, 2011	16,957	16,808
Additional paid-in capital	262,412,659	262,344,286
Accumulated deficit	(227,633,909)	(222,575,765)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)
Total	34,665,594	39,655,225

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$71,562,385	$84,654,236

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2012	2011

REVENUES
Gas	$2,307,864	$3,703,031
Oil	872,403	566,074
Total	3,180,267	4,269,105

OPERATING EXPENSES
Lease operating	1,697,171	1,341,432
Transportation and processing	656,972	801,715
Depletion, depreciation, amortization and accretion	850,027	849,824
Impairment	4,300,000	—
Gain on sale of assets, net	(9,170)	—
General and administrative	1,404,982	1,126,163
Total	8,899,982	4,119,134

OPERATING (LOSS) INCOME	(5,719,715)	149,971

OTHER (EXPENSE) INCOME
Interest expense	(1,728,769)	(1,863,895)
Gain on sale of assets	2,567,574	—
Derivative (losses) gains	(236,867)	63,953
Amortization of deferred income from sale of assets	50,613	50,613
Interest income	9,020	6,881
Total	661,571	(1,742,448)

NET LOSS	$(5,058,144)	$(1,592,477)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.03)	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	168,213,801	125,126,533

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,058,144)	$(1,592,477)
Adjustment to reconcile net loss to net cash provided byoperating activities:
Depletion, depreciation, amortization, accretion and impairment expense	5,150,027	849,824
Stock-based compensation	60,005	169,900
Change in fair value of derivative instruments	523,287	342,047
Gain on sale of assets	(2,567,574)	—
Amortization of debt discount, deferred expenses and other	939,788	736,946
Changes in operating assets and liabilities:
Accounts receivable	43,577	79,178
Inventory	148,696	676
Prepaid expenses	42,417	36,566
Accounts payable	(325,592)	(703,450)
Revenue payable	(70,357)	423,929
Accrued interest	621,061	1,007,596
Accrued expenses	854	(432,946)
Net cash provided by operating activities	(491,955)	917,789

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for furniture, fixtures and other	—	(892)
Cash paid for acquisitions, development and exploration	(2,942,141)	(1,957,569)
Proceeds from sale of assets	18,000,000	—
Decrease in advances from joint interest owners	(1,779)	(791,349)
Net cash provided by (used in) investing activities	15,056,080	(2,749,810)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	2,000,000	1,000,000
Repayment of borrowings	(10,544,969)	—
Cash paid for deposit	(20,943)	—
Cash paid for debt issuance costs	—	(65,000)
Net cash (used in) provided by financing activities	(8,565,912)	935,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	5,998,213	(897,021)

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	1,965,967	1,994,542
END OF PERIOD	$7,964,180	$1,097,521

Management believes net income or loss excluding the effect of certain non-cash items such as derivative gains or losses, impairment expense and gain related to sale of assets is a useful metric to investors to show income before the impact of certain non-cash items, and it provides a measure of the Company’s cash available to fund its business and operations.  Investors should not consider this measure, or other non-GAAP measures, in isolation or as a substitute for operating income or loss, cash flow from operations determined under GAAP or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because it is not a GAAP measure, it may not necessarily be comparable to similarly titled measures employed by other companies.  A reconciliation of net loss excluding the effect of certain non-cash items for the three months ended March 31, 2012 and 2011 is provided in the table below:

Reconciliation of Net Loss to Non-GAAP Net Loss Excluding Certain Non-cash Items

Three Months Ended
March 31, 2012

Net loss as presented	$(5,058,144)

Less: gain on sale of assets	$(2,567,574)

Add back: property impairment	$4,300,000

Add back: non cash derivative loss	$523,287

Net loss excluding certain non-cash items	$(2,802,431)